                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-40640) of M&T Bank Corporation of our report dated January 10, 2000 appearing on page 64 of M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under Item 5 "Interests of Named Experts and Counsel."

PricewaterhouseCoopers LLP
Buffalo, New York
November 13, 2000


                                     II-13